As filed with the Securities and Exchange Commission on June 8, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CLINICAL DATA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	2834	04-2573920
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
One Gateway Center, Suite 702
Newton, MA 02458
(617) 527-9933
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary
Clinical Data, Inc.
One Gateway Center, Suite 702
Newton, MA 02458
(617) 527-9933
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Marc A. Recht
Cooley LLP
500 Boylston St.
Boston, MA 02116
(617) 937-2300

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-143883
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Each Class of	Aggregate	Registration
Securities Being Registered(1)	Offering Price (2)	Fee(3)
Common stock, $0.01 par value per share	$5,332,500	$380.21

(1)	There are being registered hereunder such indeterminate number of shares of Common Stock as shall have an aggregate initial offering price not to exceed $5,332,500.

(2)	The proposed maximum aggregate offering price per share will be determined by the Registrant in connection with the issuance by the Registrant of the shares of Common Stock registered hereunder.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
     This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
     This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and General Instruction IV(A) to Form S-3 to register an additional $5,332,500 of the Registrant’s common stock, par value $0.01 per share. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-3 (File No. 333-143883), filed with the Securities and Exchange Commission on June 19, 2007 and declared effective by the Securities and Exchange Commission on June 28, 2007, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.
     The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Newton, State of Massachusetts, on June 8, 2010.

CLINICAL DATA, INC.
By:	/s/ Andrew J. Fromkin
Andrew J. Fromkin
President and Chief Executive Officer Principal Executive Officer

By:	/s/ C. Evan Ballantyne
C. Evan Ballantyne
Senior Vice President and Chief Financial Officer Principal Financial and Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Randal J. Kirk	Chairman of the Board	June 8, 2010
/s/ ANDREW J. FROMKIN Andrew J. Fromkin	Director, President and Chief Executive Officer (Principal Executive Officer)	June 8, 2010
/s/ C. EVAN BALLANTYNE C. Evan Ballantyne	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 8, 2010
* Larry D. Horner	Director	June 8, 2010
* Arthur B. Malman	Director	June 8, 2010
* Burton E. Sobel, M.D.	Director	June 8, 2010
/s/ RICHARD J. WALLACE Richard J. Wallace	Director	June 8, 2010
/s/ SCOTT L. TARRIFF Scott L. Tarriff	Director	June 8, 2010

*By:	/s/ ANDREW J. FROMKIN Andrew J. Fromkin Attorney-in-fact

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EXHIBIT INDEX

Exhibit	Exhibit
No.	Title

5.1*	Opinion of Cooley LLP as to the validity of the common stock of Clinical Data, Inc. being registered hereby, together with consent.

23.1*	Consent of Deloitte & Touche LLP, Clinical Data, Inc.’s independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney. Filed on the signature page to the Registrant’s Registration Statement on Form S-3 (File No. No. 333-143883), filed with the Securities and Exchange Commission on June 19, 2007, and incorporated herein by reference.

*	Filed herewith.

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